Exhibit 99.1

Company Contact:	Investor Contact:
Leona Hobbs	Todd Kehrli or Mary Magnani
Director, Communications	MKR Group
Tucows Inc.	323-468-2300
416-538-5450	tcx@mkr-group.com
ir@tucows.com

TUCOWS INC. REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2008

TORONTO, August 12, 2008 — Tucows Inc., (AMEX:TCX, TSX:TC) a leading provider of Internet services to web hosting companies, ISPs and consumers worldwide, today reported its financial results for its second quarter ended June 30, 2008.  All figures are in U.S. dollars.

“A number of positive trends this quarter keep us on track to grow revenue, profitability and cash flow in 2008,” said Elliot Noss, President and CEO of Tucows.  “We experienced increased domain name transaction volumes and we finalized our email platform migration, which will result in significantly decreased operating costs starting next quarter. In addition, our portfolio of high value domain names continued to make an impressive contribution. We note that the second quarter of 2007 included a large $3 million bulk sale of domain names.”

Noss continued, “We continued to generate strong cash flow from operations during the quarter, assisting us to comfortably pay down debt by $7 million.  We are confident that our continued ability to deliver strong cash flow from operations, as well as opportunities to divest non-core assets, will enable us to create additional value for shareholders and execute on our previously announced stock buyback program.”

“We see growth opportunities in our wholesale channel with new services such as personal domain names and our upgraded email offering. We also plan to more aggressively target customers directly through our retail offering, which we will soon re-launch as Hover.com,” concluded Noss.

Summary Financial Results
 (Numbers in Thousands of US Dollars, Except Per Share Data)

	3 Months Ended June 30, 2008	3 Months Ended June 30, 2007	6 Months Ended June 30, 2008	6 Months Ended June 30, 2007
Net Revenue	$20,450	$20,815	$39,162	$38,586
EBITDA	3,689	4,572	4,194	6,544
Adjusted Net Income	1,779	4,686	2,732	7,128
Net (Loss)/Income	2,209	3,171	1,127	3,921
Net (Loss) Income/Share	0.03	0.04	0.02	0.05
Cash Flow from Operations	2,580	2,359	2,697	3,524

Summary of Revenue and Cost of Revenue
 (Numbers in Thousands of US Dollars)

	Revenue		Cost of Revenue
	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007
Traditional Domain Registration Services	$13,269	$12,274	$10,505	$9,110
Domain Portfolio	1,873	3,606	181	158
Email Services	1,552	1,881	(24)	209
Retail Services	2,046	1,208	577	417
Other Services	1,711	1,845	421	413
Total	$20,450	$20,815	$11,660	$10,307

Net revenue for the second quarter of fiscal 2008 was $20.5 million compared with $20.8 million for the second quarter of fiscal 2007.  Revenue for the second quarter of fiscal 2007 included the atypically large sale of a block of domain names from the Company’s portfolio of high value domain names in the amount of $3.0 million.

Adjusted net income for the second quarter of 2008 was $1.8 million, compared with $4.7 million for the corresponding quarter of last year.  Net income was $2.2 million, or $0.03 per share, compared with $3.2 million, or $0.04 per share, for the second quarter of fiscal 2007.

Deferred revenue at the end the second quarter of fiscal 2008 was $54.4 million, an increase of 11% from $49.0 million at the end of the second quarter of 2007 and an increase of 2% from $53.6 million at the end of the first quarter of fiscal 2008.

Cash and restricted cash at the end of the second quarter of fiscal 2008 was $2.9 million compared with $6.2 million at the end of the second quarter of fiscal 2007 and $7.5 million at the end of the first quarter of fiscal 2008. This decrease compared to the first quarter of this year is primarily the result of the repayment of the $6 million promissory note payable to the former shareholders of mailbank.com Inc., as well as payment of $1.4 million on the Company’s bank loan. These uses of funds were partially offset by the $2.6 million of cash flow generated from operations, as well as $1.4 million generated through the sale of 14,000 hosting accounts to Hostopia.

EBITDA and Adjusted Net Income

To assist financial statement users in an assessment of the Company’s historical performance and to project its future earnings and cash flows, the Company has included earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is presented because it is an important supplemental measure of performance frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to Net Income as indicators of operating performance or any other measures of performance derived in accordance with (GAAP). Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Consolidated Statements of Cash Flows included in the attached financial statements. As a non-GAAP performance measure, EBITDA, has certain material limitations as follows:

• It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary part of the Company’s costs and ability to generate revenue. Therefore, any measure that excludes interest has material limitations;

• It does not include depreciation and amortization expense. Because the Company must utilize capital assets in order to generate revenues, depreciation and amortization expense is a necessary and ongoing part of the Company’s costs. Therefore, any measure that excludes depreciation and amortization expense has material limitations; and,

• It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations.

Management compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net earnings.

Adjusted Net Income represents EBITDA plus the additional adjustments described in the table below. The adjustments reflect the material amount of cash collected by the Company for domain registrations and other Internet services paid for the full term at the time of activation, with the revenue deferred, net of prepaid fees. In addition, adjusted Net Income reflects earnings and expenses considered as non-representative of ongoing business for the reasons specified below. Each of the items being adjusted for may create certain material limitations in the use of Adjusted Net Income as a non-GAAP financial measure. Adjusted Net Income is one of the primary measures the Company uses for planning and budgeting purposes, incentive compensation and to monitor and evaluate

Tucows’ financial and operating results. Adjusted Net Income is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Consolidated Statements of Cash Flows included in the attached financial statements.

Conference Call

Tucows will host a conference call today, Tuesday, August 12, at    5:00 p.m. ET to discuss the Company’s second quarter results.  To access the conference call via the Internet go to http://tucowsinc.com/investors and click on “Financials.”

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 416-640-1917 or 1-877-289-8525 and enter the pass code 21278773 followed by the pound key. The telephone replay will be available until Tuesday, August 19, 2008 at midnight. To access the archived conference call as an MP3 via the Internet, go to http://tucowsinc.com/investors.

About Tucows

Tucows provides Internet services for web hosting companies and ISPs. Through our global network of over 9,000 service providers our OpenSRS group provides millions of email boxes and manages over eight million domains. Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers). We hold a domain name portfolio of approximately 150,000 domain names that are available for sale, monetized through advertising and support our wholesale Personal Names Service. Our Retail division sells Tucows services to consumers and small business owners through Domain Direct, IYD (It’s Your Domain) and NetIdentity. Tucows.com remains one of the most popular software download sites on the Internet. For more information please visit: http://tucowsinc.com.

This release may contain forward-looking statements, relating to the Company’s operations or to the environment in which it operates, which are based on Tucows Inc.’s operations, estimates, forecasts and projections. These statements are not guarantees of future performance and are subject to important risks, uncertainties and assumptions concerning future conditions that may ultimately prove to be inaccurate or differ materially from actual future events or results. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, investors should not place undue reliance on these forward-looking statements, which are based on Tucows Inc.’s current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date of this presentation and are based upon the information available to Tucows Inc. at this time. Tucows Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tucows  Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

(unaudited)

	June 30	December 31,
	2008	2007

Assets

Current assets:
Cash and cash equivalents	$2,947,069	$8,093,476
Accounts receivable	3,138,257	3,422,180
Prepaid expenses and deposits	3,237,366	3,132,129
Prepaid domain name registry and other Internet services fees, current portion	28,479,571	25,473,465
Cash held in escrow	1,083,397	1,070,632
Deferred tax asset, current portion	500,000	500,000
Total current assets	39,385,660	41,691,882

Prepaid domain name registry and other Internet services fees, long-term portion	11,466,553	10,765,862
Property and equipment	4,887,720	4,963,311
Deferred financing charges	102,000	128,200
Deferred tax asset, long-term portion	2,500,000	2,500,000
Intangible assets	20,991,504	22,150,738
Goodwill	17,490,807	17,490,807
Investment	353,737	353,737
Total assets	$97,177,981	$100,044,537

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,329,112	$2,689,346
Accrued liabilities	2,627,816	3,289,087
Customer deposits	3,286,783	3,267,784
Promissory note payable	—	6,000,000
Loan payable, current portion	1,914,242	1,914,242
Deferred revenue, current portion	38,354,640	35,465,584
Accreditation fees payable, current portion	510,900	483,090
Total current liabilities	50,023,493	53,109,133

Deferred revenue, long-term portion	16,036,242	15,147,644
Accreditation fees payable, long-term portion	187,655	181,345
Loan payable, long-term portion	4,902,246	6,859,366
Deferred tax liability	5,396,000	5,396,000

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 73,923,542 shares issued and outstanding at June 30, 2008 and 73,888,542 shares issued and outstanding at December 31, 2007	15,368,310	15,350,915
Additional paid-in capital	48,674,568	48,537,313
Deficit	(43,410,533)	(44,537,179)
Total stockholders’ equity	20,632,345	19,351,049
Total liabilities and stockholders’ equity	$97,177,981	$100,044,537

Tucows  Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Net revenues	$20,450,329	$20,814,881	$39,161,536	$38,586,098

Cost of revenues:
Cost of revenues (*)	13,663,097	12,198,808	26,813,029	23,431,597
Depreciation of property and equipment	816,260	985,430	1,642,097	1,795,096
Amortization of intangible assets	31,941	63,540	105,398	127,072
Total cost of revenues	14,511,298	13,247,778	28,560,524	25,353,765

Gross profit	5,939,031	7,567,103	10,601,012	13,232,333

Expenses:
Sales and marketing (*)	1,730,736	1,480,078	3,426,868	2,824,522
Technical operations and development (*)	1,573,741	1,752,693	3,139,595	3,564,972
General and administrative (*)	1,326,218	810,872	3,121,083	2,309,641
Depreciation of property and equipment	58,861	68,267	119,931	129,791
Amortization of intangible assets	376,954	222,741	762,115	456,042
Total expenses	5,066,510	4,334,651	10,569,592	9,284,968

Income (loss) from operations	872,521	3,232,452	31,420	3,947,365

Other income (expenses):
Interest income (expense), net	(166,421)	(49,297)	(376,405)	(90,946)
Other income, net	1,532,765	—	1,532,765	88,431
Total other income (expense)	1,366,344	(49,297)	1,156,360	(2,515)

Income before provision for income taxes	2,238,865	3,183,155	1,187,780	3,944,850

Provision for income taxes	30,000	12,000	61,134	24,000
Net income for the period	$2,208,865	$3,171,155	$1,126,646	$3,920,850

Basic earnings per common share	$0.03	$0.04	$0.02	$0.05

Shares used in computing basic earnings per common share	73,899,695	74,447,018	73,894,119	74,950,621

Diluted earnings per common share	$0.03	$0.04	$0.01	$0.05

Shares used in computing diluted earnings per common share	75,348,108	77,375,096	75,439,926	77,633,136

(*) Stock-based compensation has been included in expenses as follows:
Cost of revenues	$4,800	$4,400	$9,100	$6,900
Sales and marketing	$13,000	$25,500	$31,300	$39,700
Technical operations and development	$8,000	$23,300	$28,700	$43,400
General and administrative	$47,200	$58,300	$76,100	$84,200

Tucows  Inc.

Reconciliation of EBITDA and Adjusted Net Income

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Net income for the period	$2,208,865	$3,171,155	$1,126,646	$3,920,850
Depreciation of property and equipment	875,121	1,053,697	1,762,028	1,924,887
Amortization of intangible assets	408,895	286,281	867,513	583,114
Interest income (expense), net	166,421	49,297	376,405	90,946
Provision for income taxes	30,000	12,000	61,134	24,000
EBITDA	3,689,302	4,572,430	4,193,726	6,543,797

Adjustments to EBITDA (1)
Change in prepaid domain name registry and other Internet services fees	(1,176,196)	(771,898)	(3,706,797)	(2,752,551)
Change in deferred revenue	798,720	979,595	3,777,654	3,876,520
Dividend income	(176,861)	—	(176,861)	(88,431)
Reversal of contingencies	—	(93,749)	—	(451,249)
Sale of customer relationships	(1,121,065)	—	(1,121,065)	—
Other Income	(234,839)	—	(234,839)	—
Subtotal Adjustments to EBITDA	(1,910,241)	113,948	(1,461,908)	584,289

Adjusted Net Income	$1,779,061	$4,686,378	$2,731,818	$7,128,086

(1) Adjustments to EBITDA

We define Adjusted EBITDA as net income adjusted for depreciation, amortization, interest, taxes and further adjusted for certain cash and non-cash charges.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Cash provided by (used in):
Operating activities:
Net income or the period	$2,208,865	$3,171,155	$1,126,646	$3,920,850
Items not involving cash:
Depreciation of property and equipment	875,121	1,053,697	1,762,028	1,924,887
Amortization of deferred financing charges	12,700	—	26,200	—
Amortization of intangible assets	408,895	286,281	867,513	583,114
Gain on sale of customer relationships	(1,121,065)	—	(1,121,065)	—
Unrealized change in the fair value of forward exchange contracts	(225,640)	(885,652)	29,793	(1,102,441)
Stock-based compensation	73,000	111,500	145,200	174,200
Change in non-cash operating working capital:
Accounts receivable	350,043	(211,028)	283,923	(1,063,651)
Prepaid expenses and deposits	(244,926)	(310,274)	(105,237)	(1,037,510)
Prepaid fees for domain name registry and other Internet services fees	(1,176,196)	(771,898)	(3,706,797)	(2,752,551)
Accounts payable	682,896	(337,450)	249,069	(745,587)
Accrued liabilities	(159,226)	(216,318)	(691,064)	432,821
Customer deposits	119,589	(195,342)	18,999	(370,466)
Deferred revenue	798,720	979,595	3,777,654	3,876,520
Accreditation fees payable	(22,696)	(315,320)	34,120	(316,028)

Net cash provided by operating activities	2,580,080	2,358,946	2,696,982	3,524,158

Financing activities:
Proceeds received on exercise of stock options	9,450	85,272	9,450	186,343
Repurchase of shares	—	(1,119,455)	—	(2,446,955)
Repayment of promissory note and loan payable	(7,478,560)	—	(7,957,120)	—

Net cash used in financing activities	(7,469,110)	(1,034,183)	(7,947,670)	(2,260,612)

Investing activities:
Cost of domain names acquired	(2,524)	10,303	(8,944)	(18,425)
Additions to property and equipment	(1,084,209)	(1,690,523)	(1,295,740)	(2,893,153)
Decrease in restricted cash - being margin security against forward exchange contracts	—	257,785	—	509,423
Acquisition of Hosted Messaging Assets from Critical Path Inc., net of cash acquired	—	—	—	(90,050)
Acquisition of Boardtown Corporation, net of cash acquired	—	(4,900)	—	(4,900)
Sale of customer relationships	1,421,730	—	1,421,730	—
(Decrease) increase in cash held in escrow	(5,366)	—	(12,765)	694,579

Net cash provided by (used in) investing activities	329,631	(1,427,335)	104,281	(1,802,526)

Decrease in cash and cash equivalents	(4,559,399)	(102,572)	(5,146,407)	(538,980)

Cash and cash equivalents, beginning of period	7,506,468	5,819,984	8,093,476	6,256,392

Cash and cash equivalents, end of period	$2,947,069	$5,717,412	$2,947,069	$5,717,412

Supplemental cash flow information:
Interest paid	$192,900	$105,000	$452,237	$210,000

Supplementary disclosure of non-cash investing activity:
Capital assets acquired during the period not yet paid for	$663,767	$163,169	$663,767	$163,169